Exhibit 31.1

Certifications

I, Joshua Levine, certify that:

1.                                      I have reviewed this report on Form 10-K/A of Accuray Incorporated, a Delaware corporation; and

2.                                      Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 21, 2013

/s/ Joshua Levine
Joshua Levine
President and Chief Executive Officer